SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 8, 2009

BILL BARRETT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

1099 18th Street, Suite 2300

Denver, Colorado 80202

(Address of principal executive offices including Zip Code)

(303) 293-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Senior Notes / Indenture and Supplemental Indenture

On July 8, 2009, Bill Barrett Corporation (the “Company”) completed the public offering (the “Senior Notes Offering”) of $250 million aggregate principal amount of its 9.875% Senior Notes due 2016 (the “Senior Notes”).  The terms of the Senior Notes are governed by an Indenture (the “Base Indenture”) among the Company, as issuer, the Company’s subsidiaries, including Bill Barrett CBM Corporation, Bill Barrett CBM, LLC, and Circle B Land Company LLC (collectively, the “Subsidiary Guarantors”), as subsidiary guarantors, and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture (the “Supplemental Indenture”) among the Company, the Subsidiary Guarantors and the Trustee.

The Senior Notes are senior unsecured obligations of the Company and rank equal in right of payment with all of the Company’s other existing and future senior unsecured indebtedness, including the Company’s 5% Convertible Senior Notes due 2028 (the “Convertible Notes”).  The obligations under the Senior Notes are fully and unconditionally guaranteed by the Subsidiary Guarantors.  The subsidiary guarantees are senior unsecured obligations of the Subsidiary Guarantors and rank equal in right of payment with the existing and future senior unsecured indebtedness of the Subsidiary Guarantors.  Interest on the Senior Notes will accrue at a rate of 9.875% per annum and is payable on January 15 and July 15 of each year, beginning January 15, 2010.  The Senior Notes mature on July 15, 2016.  The terms of the Senior Notes are further described in the prospectus supplement of the Company dated June 30, 2009, together with the related prospectus dated June 24, 2009, as filed with the Securities and Exchange Commission on July 1, 2009.

The Base Indenture and the Supplemental Indenture, including the form of the Senior Notes, each dated July 8, 2009, are filed herewith as Exhibits 4.1 and 4.2 respectively, and are incorporated herein by reference.

Convertible Senior Notes / Supplemental Indenture.

The Company previously entered into that certain Indenture, dated March 12, 2008, between the Company and the Trustee, as supplemented by that certain First Supplemental Indenture, dated March 12, 2008 (collectively, the “Convertible Indenture”), relating to the Convertible Notes.

As a result of the Senior Notes Offering and the guarantee by each of the Subsidiary Guarantors of the Senior Notes, the Subsidiary Guarantors were required under the terms of the Convertible Indenture to become subsidiary guarantors of the Company’s obligations with respect to the Convertible Notes.  On July 8, 2009, the Company, the Subsidiary Guarantors, and the Trustee entered into a Second Supplemental Indenture pursuant to which the Subsidiary Guarantors became subsidiary guarantors under the Convertible Indenture.  The guarantees by the Subsidiary Guarantors under the Convertible Indenture are unsecured, unsubordinated obligations of the Subsidiary Guarantors.

The Second Supplemental Indenture, dated July 8, 2009, is filed herewith as Exhibit 4.3 and incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above hereby is incorporated by reference.

Item 7.01.  Regulation FD Disclosure.

The Company’s press release dated June 30, 2009 relating to the matters described above in Item 1.01 is filed herewith as Exhibit 99.1.

The borrowing base on the Company’s credit facility has been decreased to $537.5 million after giving effect to an adjustment downward by 25% of the value of the newly issued Senior Notes, or $62.5 million, described in Item 1.01.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 8.01.  Other Events.

Certain legal opinions related to the Senior Notes Offering are filed herewith as Exhibit 5.1.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description

4.1	Indenture, dated July 8, 2009, among the Company, the Subsidiary Guarantors and the Trustee.

4.2	First Supplemental Indenture for the Company’s 9.875% Senior Notes due 2016, dated July 8, 2009, among the Company, the Subsidiary Guarantors and the Trustee.

4.3	Second Supplemental Indenture for the Company’s 5% Convertible Senior Notes due 2028, dated July 8, 2009, among the Company, the Subsidiary Guarantors and the Trustee.

5.1	Opinion Letter of Francis B. Barron, General Counsel of the Company.

23.1	Consent of Francis B. Barron, Executive Vice President—General Counsel; and Secretary of Bill Barrett Corporation and Akin Gump Strauss Hauer & Feld LLP (included as part of Exhibit 5.1).

99.1	Press Release dated June 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

BILL BARRETT CORPORATION

(Registrant)

July 8, 2009	By:	/s/ Francis B. Barron
Francis B. Barron
Executive Vice President—General Counsel; and Secretary